Exhibit 2.1

CONTRIBUTION AND EXCHANGE AGREEMENT

among

long blockchain corp.

and

TSLC PTE LTD.

Dated as of March 21, 2018

-i-

-ii-

EXHIBITS

Exhibit A	Company Disclosure Schedule
Exhibit B	TSLC Disclosure Schedule

-iii-

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is made and entered into as of March 21, 2018, by and among Long Blockchain Corp., a Delaware corporation (the “Company”) and TSLC Pte Ltd., a Singapore private limited company (“TSLC”).

recitals

WHEREAS, this Agreement contemplates a transaction in which the Company will issue shares of the Company to TSLC and, in exchange, TSLC will contribute shares of its common stock to the Company;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and the holders of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), and declared it advisable, to enter into this Agreement, (b) approved the issuance of shares of Company Common Stock as of the Completion on the terms and subject to the conditions set forth in this Agreement (the “Initial Company Common Stock Issuance”) and such additional issuances of shares of Company Common Stock as contemplated herein (the “Additional Company Common Stock Issuances”, collectively with the Initial Company Common Stock Issuance, the “Company Common Stock Issuances”), and (c) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Company Common Stock Issuances; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Contemplated Transactions.

agreement

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties to this Agreement hereby agree as follows:

Article I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

Section 1.01 Definitions.

In addition to the other terms defined throughout this Agreement, the following terms shall have the following meanings when used in this Agreement:

“Action” means any claim, charge, controversy, action, cause of action, suit, litigation, arbitration, investigation, opposition, interference, audit, assessment, hearing, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity) that is commenced, brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority.

“Additional Company Common Stock Issuance” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of the foregoing, a Person shall be deemed to control a specified Person (a) if such Person (or a Family Member of such Person) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person or (b) if such other Person is at such time a direct or indirect beneficial holder of more than 20% of the equity interest of such specified Person.

“Agreement” has the meaning set forth in the Recitals.

“Anti-Corruption Laws” means all applicable laws, regulations, or orders related to anti-bribery or anti-corruption (governmental or commercial) including the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Business Day” means any day other than a Saturday or a Sunday or a weekday on which banks in New York City or Singapore are authorized or required to be closed.

“Completion” has the meaning set forth in Section 2.02.

“Completion Date” has the meaning set forth in Section 2.02.

“Company” has the meaning set forth in the Recitals.

“Company Balance Sheet.” has the meaning set forth in Section 3.06.

“Company Board” has the meaning set forth in the Recitals.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company’s Knowledge,” “Knowledge of the Company” and similar formulations utilizing the term “Knowledge” with respect to the Company, mean that the Chief Executive Officer of the Company has actual knowledge of the fact or other matter at issue upon reasonable inquiry, including diligent exercise of such individual’s duties as a director, officer, independent contractor, consultant or employee of one or more Person.

“Company Plan” has the meaning set forth in Section 3.13(a).

“Company SEC Documents” has the meaning set forth in Section 3.06(a).

“Company Common Stock Issuances” has the meaning set forth in the Recitals.

“Compensation” means, with respect to any Person, all salaries, wages, compensation, consulting fees, commissions, bonuses, severance payments or benefits, change-of-control benefits, retention benefits or other benefits or payments of any kind or character whatsoever (including benefits paid or payable under any Employee Plan or issuances or grants of equity interests or any phantom equity), made directly or indirectly by the Company to or for the benefit of such Person or any eligible dependent of such Person.

“Completion” has the meaning set forth in Section 2.02.

“Confidential Information” means any and all information of the parties hereto that is intended to be protected as confidential information or is not generally known by the public, and including any information that such party has received in connection with such party’s relationship with the other parties hereto, including any information belonging to customers, clients or other third parties with any understanding, express or implied, that the information would not be disclosed. Confidential Information shall not include information that: (a) has become generally known through no wrongful act on the part of such party, including any breach of the confidentiality obligations hereunder, (b) is or becomes available to a party hereto on a non-confidential basis from another Person, provided that such Person is not and was not prohibited from disclosing such Confidential Information by any Contractual Obligation or Law, or (c) was independently developed by a party hereto (as demonstrated by reasonable evidence) without use or reference to any Confidential Information or otherwise in violation of any obligation under this Agreement.

“Contemplated Transactions” means the Contribution, the Initial Company Common Stock Issuance and, as applicable, the Additional Company Common Stock Issuance.

“Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, Lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Contribution” has the meaning set forth in Section 2.01.

“Data Handling” has the meaning set forth in Section 3.10(c).

“Debt” means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (a) for borrowed money (including amounts outstanding under overdraft facilities), (b) evidenced by notes, bonds or debentures (c) in respect of “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables incurred in the Ordinary Course of Business), (d) for the capitalized liability under all capital leases of such Person (determined in accordance with GAAP), (e) in respect of letters of credit and bankers’ acceptances, in each case to the extent drawn upon, (f) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, in each case, to the extent payable if such Contractual Obligation is terminated at the Completion, (g) in respect of any underfunded pension obligations, gratuity, retiree medical or other similar arrangement with respect to current or former employees, independent contractors, advisors, or consultants (and any eligible dependents thereof), and (h) in the nature of Guarantees of the obligations described in clauses (a) through (f) above of any other Person.

“EDGAR” has the meaning set forth in Section 3.06(a).

“Employee Plan” means any plan, program, policy, agreement, arrangement or Contractual Obligation, whether or not reduced to writing, and whether covering a single Person or a group of Persons, that (a) is an employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), or applicable foreign Law, (b) is an employment agreement, advisory agreement, independent contractor or consulting agreement, personal services agreement, offer letter, equity bonus, equity purchase, equity option, restricted equity, equity appreciation right, phantom equity arrangement or similar equity-based plan, agreement, or award or (c) provides for deferred-compensation, retirement, severance, termination pay or benefits, health, welfare-benefit, reimbursement, bonus, change of control, incentive, profit-sharing, vacation pay, retention, salary continuation for disability, sick leave, paid time off, death, retiree medical, profit sharing, supplemental retirement, education, legal services, employee assistance, long term care, incentive or fringe benefits or other Compensation.

“Encumbrance” means any charge, claim, community or other marital property interest, equitable or ownership interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting, transfer, receipt of income or exercise of any other attribute of ownership (other than, in the case of a security, any restriction on the transfer of such security arising under federal and state securities Law or equivalent foreign Law).

“Enforceable” means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Environmental Laws” means any Law relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution or protection of public health or the environment or worker safety or health or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, or comparable statutes under any applicable foreign Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf at its explicit direction in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, and filing of any Registration Statement or having it declare effective, or in connection with other regulatory approvals, and all other matters related to the Company Common Stock Issuances, Contribution and the other transactions contemplated by this Agreement.

“Family Member” means, with respect to any individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person or such Person’s spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian.

“Fundamental Representations” means and includes representations made in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.17, 3.18, 4.01, 4.02, 4.03, 4.04, 4.05, 4.17 and 4.18.

“GAAP” means (a) with respect to the Company, generally accepted accounting principles in the United States as in effect from time to time, consistently applied by the Company, (b) with respect to TSLC, generally accepted accounting principles in Singapore as in effect from time to time, consistently applied by it, and (c) with respect to TSLC’s Subsidiaries, generally accepted accounting principles in the country of their incorporation, consistently applied by each of them.

“Global Trade Laws” means the United States Export Administration Regulations; the United States International Traffic in Arms Regulations; the economic sanctions rules and regulations administered by OFAC; European Union Council Regulations on export controls; other European Union Council sanctions regulations, as implemented in European Union Member States; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other applicable economic sanctions or export and import control laws.

“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority, or any other authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any mediator, arbitrator or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, decision, verdict, determination or award made, issued or entered by or with any Governmental Authority.

“Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (i) to pay the Debt or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other Liabilities of such partnership or venture.

“Hazardous Substance” means any pollutant or any fraction thereof, contaminant or toxic or hazardous material (including toxic mold), substance or waste.

“Initial Company Common Stock Issuance” has the meaning set forth in the Recitals.

“Intellectual Property Rights” means all rights, title, and interests in and to all intellectual property and proprietary rights of every kind and nature however denominated, throughout the world, including (a) patents, patent applications, and renewals, continuations, continuations-in-part, divisions, provisionals, reexaminations, reissues and other extensions, together with patent disclosures, supplementary protection certificates, inventor certificates and other governmental rights substantially similar to the foregoing); (b) copyrights, works of authorship and renewals and derivative works thereof; (c) Confidential Information, Trade Secrets, database rights, and all other proprietary rights in technology; (d) trademarks, trade names, service marks, service names, brands, trade dress, logos, slogans and other indicia of origin or source, and the goodwill and activities associated therewith; (e) domain names, uniform resource locators and social media accounts and handles; (f) other forms of proprietary rights, including industrial designs, mask work rights, rights of privacy and publicity, and moral rights; (g) any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, and contractual rights relating to any of the foregoing; and (h) all Actions and rights to sue at law or in equity for any past or future infringement, misappropriation or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Law” means any United States federal, state or local or any applicable foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Governmental Order, or any Permit granted under any of the foregoing, or any similar provision having the force or effect of law.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which any Person or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of such Person or any of its Subsidiaries thereunder.

“Leased Real Estate” means shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by a Person or any of its Subsidiaries.

“Liability” means, with respect to any Person, any liability or obligation of such Person, whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Material Adverse Effect” means any event, change, fact, condition, circumstance or occurrence that, when considered either individually or in the aggregate with all other adverse events, changes, facts, conditions, circumstances or occurrences, has had or would reasonably be expected to have a material adverse effect on (A) the business, operations, results of operations, properties, assets, or condition (financial or otherwise) of a Person, taken as a whole, (B) compliance by a Person with United States and any other applicable securities laws including any action taken by the SEC, (C) a Person’s good standing. (D) a Person’s listed status on a stock exchange, such as the NASDAQ, or (E) the ability of any Person to consummate the Contemplated Transactions; other than, solely with respect to clause (A) of this definition, the following: (i) events, changes, facts, conditions, circumstances or occurrences generally affecting any Person’s industry to the extent that such events, changes, facts, conditions, circumstances or occurrences do not have a disproportionate effect on any Person as compared to other industry participants, (ii) events, changes, facts, conditions, circumstances or occurrences generally affecting the economy of the country it principally operates in or debt, credit or securities markets of the country it principally operates in but only to the extent that such events, changes, facts, conditions, circumstances or occurrences do not have a disproportionate effect on any Person as compared to other industry participants, (iii) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism after the date hereof, (iv) any action required or permitted by this Agreement, (v) any changes in applicable Laws or accounting rules, including GAAP, (vi) the public announcement, pendency or completion of the transactions contemplated by this Agreement, or (vii) with respect to the Company, any decline in the results of operations or financial condition of the Company’s beverage business.

“Material Company Contract” has the meaning set forth in Section 3.13.

“Material TSLC Contract” has the meaning set forth in Section 4.13.

“NASDAQ” means the NASDAQ Stock Market.

“OFAC” means the United States Treasury Department’s Office of Foreign Assets Control.

“Ordinary Course of Business” means, with respect to any Person, an action taken by any Person in the ordinary course of such Person’s business that is substantially consistent with the past customs and practices of such Person, if applicable (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures), and that is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due and payable, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business the existence of which would not constitute an event of default under, or breach of, a Lease and the Liabilities of the Person, payment in respect of which are not overdue or otherwise in default, and (c) liens to secure landlords, lessors or renters under Lease (to the extent the Company is not in default under such Lease).

“Person” means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Privacy Requirements” has the meaning set forth in Section 3.10(c).

“Registration Statement” has the meaning set forth in Section 5.07.

“Regulation D” means Regulation D under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Representative” means, with respect to any Person, any director, officer, employee, agent, manager, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Resource Conservation and Recovery Act” has the meaning set forth in Section 3.15.

“Restricted Country” means any country or geographic region subject to comprehensive economic sanctions administered by OFAC or the European Union, which currently includes: Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine.

“Sanctioned Party” means any Person on one or more of the Sanctioned Party Lists, or any Person owned by or acting on behalf of a Person on one or more of the Sanctioned Party Lists.

“Sanctioned Party Lists” means the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, all administered by OFAC; the United States Denied Persons List, the United States Entity List, and the United States Unverified List, all administered by the United States Department of Commerce; the consolidated list of Persons, Groups and Entities Subject to European Union Financial Sanctions, as implemented by the European Union Common Foreign & Security Policy; and similar lists of restricted parties maintained by other Governmental Authorities.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.06(a).

“SEC” means the Securities and Exchange Commission of the United States of America.

“SEC Reports” means any Forms 10-K, 8-K or 10-Q or any registration statement or proxy statement filed with the SEC.

“Securities Act” means the Securities Act of 1933, as amended.

“Sensitive Data” means (i) Confidential Information regarding a Person’s products, services, software, technology, operations or clients; (ii) Nonpublic Personal Information, as defined under the Gramm-Leach-Bliley Act or similar applicable foreign Law; (iii) information required by any Law, governmental order or industry standard or requirement to be encrypted, masked or otherwise protected from disclosure; (iv) government identifiers that are not publicly available, such as Social Security or other individual tax identification numbers, driver’s license numbers and other government-issued identification numbers; (v) account, credit or debit card numbers, with or without any required security code, access code, personal identification number or password that would permit access to an individual’s financial account, and account information, including balances and transaction data; (vi) passwords or log-in credentials for accessing accounts or (vii) any other sensitive information regarding individuals or their employment, family, or financial status, such as salary, benefits, marital status and geo location data.

“Spun Off Business” has the meaning set forth in Section 5.03.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least more than 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including Federal Insurance Contributions Act or equivalent applicable foreign Law), unemployment, disability, real property, personal property, escheat or unclaimed property obligation, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by Contractual Obligation or otherwise.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” means any and all information including, but not limited to, a formula, pattern, compilation, program, device, method, technique or process that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by the public or any other person who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Treasury Regulations” means the regulations promulgated under the Code.

“TSLC” has the meaning set forth in the Recitals.

“TSLC Balance Sheet” has the meaning set forth in Section 4.06.

“TSLC Capital Stock” means as set forth in Section 2.02.

“TSLC Disclosure Schedule” has the meaning set forth in Article IV.

“TSLC’s Knowledge,” “Knowledge of TSLC” and similar formulations utilizing the term “Knowledge” with respect to TSLC, mean that one or more of the Chief Executive Officer and the Chief Financial Officer of TSLC has actual knowledge of the fact or other matter at issue upon reasonable inquiry, including diligent exercise of such individual’s duties as a director, officer, independent contractor, consultant or employee of one or more Person.

“TSLC Plan” has the meaning set forth in Section 4.13(a).

Section 1.02 Certain Matters of Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content of the Sections or subsections of this Agreement and shall not affect the construction hereof. Except as otherwise explicitly specified to the contrary herein, (i) the words “hereof,” “herein,” “hereby”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement and reference to a particular Section of this Agreement shall include all subsections thereof, (ii) references to a Section, Exhibit, or Schedule means a Section of, or Exhibit, or Schedule to this Agreement, (iii) definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender, (iv) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (v) any reference to “$” or “dollars” means United States dollars and (vi) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time.

Article II
CONTRIBUTION AND EXCHANGE

Section 2.01 Contribution and Exchange. On the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable Law, at the Completion, (a) TSLC will contribute to LBCC (the “Contribution”) 1,145,960 shares of its issued and outstanding voting capital stock (the “TSLC Capital Stock”) equal to seven percent (7.00%) of the TSLC Capital Stock as of the Completion Date, on a fully diluted basis (including, for the avoidance of doubt, any outstanding warrants or rights to acquire or convert into any Company Common Stock or Company Preferred Stock); and (b) in consideration for the Contribution, (i) the Company shall effect the Initial Company Common Stock Issuance to TSLC of 1,949,736 shares of Company Common Stock equal to seventeen percent (17.00%) of the total issued and outstanding voting stock of the Company as of the date hereof; and (ii) if a Material Adverse Effect to the Company occurs within ninety (90) days of the Completion Date, the Company shall, upon the first occurrence of any such event, effect an Additional Company Common Stock Issuance to TSLC, or its successors in interest, of 332,602 shares of Company Common Stock equal to two and nine-tenths percent (2.90%) of the total issued and outstanding stock of the Company as of the date hereof.

Section 2.02 Completion. The closing of the Contemplated Transactions (the “Completion”) will take place at the offices of Baker & Hostetler LLP, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., Eastern Standard Time on March 21, 2018, or on such later date as the parties hereto shall otherwise mutually agree in writing (such date on which Completion actually occurs, the “Completion Date”). On the Completion Date, the parties hereto will make all filings or recordings required under applicable Law to effect the Contemplated Transactions.

Section 2.03 Directors and Officers. TSLC shall, prior to the Completion, name one person to be appointed to the Company Board. The Company shall have no more than three (3) Business Days after the Completion Date to investigate such person’s background and inform TSLC if such person is reasonably acceptable to become a member of the Company Board. If such person is reasonably acceptable, the Company shall take all actions and execute all documents so that such person shall be so appointed as a director of the Company as soon as practicable after such date. If such person is not reasonably acceptable, TSLC shall name another individual to be appointed to the Company Board and the same procedures as indicated above will be employed until the appointee of TSLC is added to the Company Board.

Section 2.04 Mechanics of the Contemplated Transactions.

(a) Within ten (10) Business Days of the Completion Date, each of TSLC and the Company shall deliver to the other, or cause to be delivered, all certificates, if any, or evidence of book entry registrations, if any, evidencing ownership of all shares of the TSLC Capital Stock contributed to the Company pursuant to the Contribution, in the case of TSLC, and the Company Common Stock issued pursuant to the Initial Company Common Stock Issuance, in the case of the Company. The Company shall deliver all such certificates, if any, or evidence of book entry registrations, to TSLC within five (5) Business Days of any Additional Company Common Stock Issuance.

(b) Prior to the Completion, the Company shall reserve for future issuance a number of shares of Company Common Stock at least equal to the number of shares of Company Common Stock that will be issued in the Company Common Stock Issuances, including, for the avoidance of doubt, the maximum number of shares that could reasonably be expected to be issued for Additional Company Common Stock Issuance, and TSLC shall reserve for future issuance a number of shares of TSLC Capital Stock at least equal to the number of shares of Capital Common Stock that will be issued in order to effect the Contribution.

(c) All shares of Company Common Stock and TSLC Capital Stock to be issued pursuant to the Company Common Stock Issuances and the Contribution, respectively, shall be deemed issued and outstanding as of the Completion and whenever a dividend or other distribution is declared by the Company in respect of the Company Common Stock, or TSLC in respect of the TSLC Capital Stock, the record date for which is after the Completion, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement, provided that the Company or TSLC, as applicable, becomes entitled to receive such shares prior to the approval of such dividend or other distribution.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants that, as of the Completion Date, except as disclosed in the data room maintained by the Company at Dropbox.com on the date hereof, a copy of which is attached hereto as Exhibit A (the “Company Disclosure Schedule”), or in the Company’s SEC Reports.

Section 3.01 Organization. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which such qualification or license is necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Subsidiaries. The Organizational Documents of the Company and its Subsidiaries are true, correct, and complete copies of such documents as in effect as of the date of this Agreement.

Section 3.02 Power and Authorization.

The Company has all requisite power and authority necessary for the execution, delivery and performance by it of this Agreement. The Company has duly authorized by all necessary action on the part of the board of directors (or equivalent body) and, as of the Completion Date, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Contemplated Transactions, including, for the avoidance of doubt, the approval or vote of the stockholders of any Company Common Stock or Company Preferred Stock. This Agreement (i) has been duly executed and delivered by the Company and (ii) is a legal, valid and binding obligation of the Company in accordance with its terms.

Section 3.03 Authorization of Governmental Authorities.

No action by (including any authorization by or consent or approval of), or in respect of, or filing with, any Governmental Authority is required by or on behalf of any of the Company or its Subsidiaries in connection with (a) the valid and lawful authorization, execution, delivery and performance of this Agreement or (b) the consummation of the Contemplated Transactions, except such actions or filings as are required under the Securities Act, the Exchange Act or the rules and regulations thereunder, or the rules of the NASDAQ.

Section 3.04 Noncontravention.

None of the authorization, execution, delivery or performance by the Company of this Agreement, nor the consummation of the Contemplated Transactions, will, assuming the taking of each action by (including the obtaining of each necessary authorization, consent or approval), or in respect of, and the making of all necessary filings with, Governmental Authorities, (a) conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any Law applicable to the Company or its Subsidiaries or (b) conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any authorization, consent, approval or notice to any Person, or require any offer to purchase or prepayment of any Debt or Liability under, or result in the creation of any Encumbrance upon or forfeiture of any of the rights, properties or assets of the Company or its Subsidiaries under, any of the terms, conditions or provisions of (i) any Permit applicable to or otherwise affecting the Company or its Subsidiaries, (ii) any Contractual Obligation, or (iii) the Organizational Documents of the Company or its Subsidiaries, except in the case of clauses (a) and (b)(i) and (ii), any such conflict, breach, violation, default, termination, acceleration, requirement or result that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 3.05 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 35,000,000 shares of common stock (“Company Common Stock”) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (“Company Preferred Stock”). As of the date of this Agreement: (A) 11,469,035 shares of Company Common Stock were issued and outstanding; (B) warrants for 1,534,320 shares of Company Common Stock, which were reserved but not issued and outstanding; (C) no shares of Company Common Stock were held by the Company in its treasury; and (D) no shares of Company Preferred Stock were issued and outstanding. No Subsidiary of the Company owns any shares of Company Common Stock or the Company Preferred Stock.

(b) As of the date of this Agreement, an aggregate of 499,784 shares of Company Common Stock were reserved for issuance under the Company’s Plans. The Company Disclosure Schedule sets forth as of the date of this Agreement a list of each outstanding right to acquire, convert into or otherwise obtain Company Common Stock under the Company’s Plans and: (A) the name of the holder of such rights (B) the number of shares of Company Common Stock subject to such rights; (C) if applicable, the exercise price, purchase price, or similar pricing of such rights; and (D) if applicable, the date on which any such right expires. All shares of Company Common Stock subject to issuance under the Company’s Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth above, the Company does not have any outstanding options, warrants, phantom stock, phantom options, stock appreciation rights or similar obligations that are outstanding.

Section 3.06 SEC Filings; Financial Matters.

(a) The Company has timely filed with or furnished to the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2017 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to the Company the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b) The balance sheet of the Company dated as of September 30, 2017 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Debt or Liabilities other than Debt or Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the Ordinary Course of Business; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(d) The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.

(e) The Company “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves Party’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

Section 3.07 Absence of Certain Developments. Since the date of the Company Balance Sheet, (i) no event, change, fact, condition or circumstance has occurred or arisen that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company or its Subsidiaries, (ii) the business of each of the Company and its Subsidiaries has been conducted in all material respects in the Ordinary Course of Business and (iii) none of the Company and its Subsidiaries has taken any of the following actions:

(a) amend its Organizational Documents to effect any split, combination, reclassification or similar action with respect to its equity interests including the Company Common Stock or adopt or carry out any plan of complete or partial liquidation or dissolution;

(b) (i) merge or consolidate with any Person; (ii) acquire any material assets, except for acquisitions of assets in the Ordinary Course of Business; or (iii) make any loan, advance or capital contribution to, acquire any equity or preferred interests in or right thereto, or otherwise make any investment in, any Person (other than loans and advances to employees in the Ordinary Course of Business in an aggregate amount at any one time outstanding of not more than $50,000, and other than loans or advances to, or investments in, wholly-owned Subsidiaries of the Company existing on the date of this Agreement that are made in the Ordinary Course of Business);

(c) permit any of its material assets to become subject to an Encumbrance (other than a Permitted Encumbrance) or sell, Lease, license or otherwise dispose of any of its material assets, other than sales of assets in the Ordinary Course of Business; or

(d) become a party to, or make any commitment to become a party to: (i) any joint venture, off balance sheet partnership, or any similar Contractual Obligation (including any Contractual Obligation relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

Section 3.08 Debt; Guarantees. The Company Disclosure Schedule sets forth all Debt and Liabilities of each of the Company and its Subsidiaries. For each item of Debt, the Company Disclosure Schedule correctly sets forth the debtor, the Contractual Obligations governing the Debt, the principal amount of the Debt as the date of this Agreement, the creditor, the maturity date, and the collateral, if any, securing the Debt. Except as set forth in the Company Disclosure Schedule, no Person in the Company or its Subsidiaries has any Liability in respect of a Guarantee of any Debt or other Liability of any other Person.

Section 3.09 Litigation; Governmental Orders.

(a) Litigation. (i) There is no Action pending to which the Company or any of its Subsidiaries is a party (either as plaintiff or defendant) or to which its assets are or may be subject, or to the Company’s Knowledge, threatened, nor, to the Company’s Knowledge, is there any basis for any of the foregoing, and (ii) there is no Action that the Company or its Subsidiaries presently intends to initiate.

(b) Governmental Orders. No Governmental Order has been issued that is applicable to the Company or its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with any and all Governmental Orders disclosed in the Company Disclosure Schedule, except where failure to do so would not have a Material Adverse Effect.

Section 3.10 Intellectual Property.

(a) Company IP. To the Company’s Knowledge, except as disclosed in the Company Disclosure Schedule, each of the Company and its Subsidiaries owns, or has a valid and enforceable license or legal right to use all Company Intellectual Property Rights without any conflict with, or infringement or misappropriation of, the Intellectual Property Rights of others.

(b) Infringement. To the Company’s Knowledge, (i) the conduct of the business of each of the Company and its Subsidiaries has not interfered with, infringed upon, diluted, misappropriated, or violated, and does not interfere with, infringe upon, dilute, misappropriate or violate, any Intellectual Property Rights of any Person, (ii) each of the Company and its Subsidiaries has not received any charge, complaint, claim, demand, or notice alleging interference, infringement, dilution, misappropriation, or violation of the Intellectual Property Rights of any Person, and (iii) none of the Company or its Subsidiaries has agreed to or has a Contractual Obligation to indemnify any Person for or against any interference, infringement, dilution, misappropriation, or violation with respect to any Intellectual Property Rights. To the Company’s Knowledge, no Person has interfered with, infringed upon, diluted, misappropriated, or violated, and is not interfering with, infringing upon, diluting, misappropriating or violating, any Company Intellectual Property Rights, and none of the Company and its Subsidiaries has not sent any charge, complaint, claim, demand or notice alleging thereof to any Person.

(c) Privacy and Data Security. As required under applicable Law, each of the Company’s and its Subsidiaries’ collection, use, processing, safeguarding, transmission, destruction, dissemination and storage (“Data Handling”) of any Sensitive Data has been and is in compliance in all material respects with all applicable privacy policies, terms of use, Laws, industry requirements and Contractual Obligations applicable to each of the Company and its Subsidiaries (“Privacy Requirements”), except where the failure to do so such would not have a Material Adverse Effect. Each of the Company and its Subsidiaries maintains commercially reasonable policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are designed to protect the security, confidentiality and integrity of Sensitive Data and that are in compliance with all applicable Privacy Requirements. To the Company’s Knowledge, there have been no security breaches relating to, or violations of any security policy regarding, or any loss or unauthorized access or use of, any Sensitive Data handled by the Company or its Subsidiaries.

Section 3.11 Legal Compliance; Illegal Payments; Permits.

(a) Illegal Payments, etc. Each of the Company and its Subsidiaries and any of its Representatives on behalf of each of the Company and its Subsidiaries, has not (i) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company or its Subsidiaries (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (ii) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(b) Permits. Each of the Company and its Subsidiaries has been duly granted all material Permits necessary for the conduct of the business by it and the ownership use and operation of its assets. The Company Disclosure Schedule describes each material Permit affecting, or relating to, the assets or the business of the Company and its Subsidiaries together with the Governmental Authority responsible for issuing such Permit. Except as disclosed in the Company Disclosure Schedule (i) the Permits required to be listed thereon are valid and in full force and effect, (ii) each of the Company and its Subsidiaries is not, in any material respect, in breach or violation of, or default under, any such material Permit and (iii) to the Company’s Knowledge, no fact, situation, circumstance, condition or other basis exists which, with notice or lapse of time or both, would constitute a material breach, violation or default under such Permit or give any Governmental Authority grounds to suspend, revoke or terminate any such Permit in any material manner. There has never been any Action, data call or disciplinary proceeding by or from any Governmental Authority against the Company or any of its Subsidiaries or involving any Permit, and to the Company’s Knowledge no such Action, data call or disciplinary proceeding is threatened.

(c) Anti-Corruption & International Risk.

(i) The Company and its respective directors, officers, employees, agents, and Subsidiaries, are, and have been, in compliance with Anti-Corruption Laws and Global Trade Laws. None of the Company or its Subsidiaries or any of their respective directors, officers, employees, agents, and Affiliates, has been the subject of any investigations, reviews, audits, or inquiries by a Governmental Authority related to Anti-Corruption Laws or Global Trade Laws, and no investigation, review, audit, or inquiry by any Governmental Authority with respect to Anti-Corruption Laws or Global Trade Laws is pending or threatened.

(ii) None of the Company or its Subsidiaries or any of their respective directors, officers, employees, agents, and Affiliates, is or was a Sanctioned Party. The Company and its Subsidiaries and their respective directors, officers, employees, agents, and Affiliates, are not, and have not, directly or indirectly engaged in any business or dealings with, or used any corporate funds to contribute to or finance the activities of, any Sanctioned Party or any Person in any Restricted Country.

Section 3.12 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to each of the Company and its Subsidiaries have been timely filed or properly extended in accordance with all Laws. All such Tax Returns were true, correct and complete in all material respects. All Taxes owed by or with respect to each of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full in accordance with all Laws. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by or required to file Tax Returns in that jurisdiction, and, to the Company’s Knowledge, there is no basis for any such claim to be made. There are no Encumbrances with respect to Taxes upon any Company or Subsidiary asset other than Encumbrances for current Taxes not yet due and payable.

(b) Each of the Company and its Subsidiaries has deducted, withheld and timely paid to the appropriate Governmental Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party, all forms W-2 and 1099, or similar under applicable foreign Law, required with respect thereto have been properly completed and timely filed, and each of the Company and its Subsidiaries has complied in all material respects with all reporting and recordkeeping requirements, or any similar provision under applicable Law.

(c) There is no pending, or, to the Company’s Knowledge, threatened, claim or other Action concerning any Tax Return or Tax Liability of or with respect to the Company. Each of the Company and its Subsidiaries has delivered to the other parties hereto accurate and complete copies of all Tax Returns filed by each of the Company and its Subsidiaries since incorporation. There are no examination reports or statements of deficiencies filed or assessed against, or agreed to by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statutes of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of the Company or any of its Subsidiaries.

(e) Each of the Company and its Subsidiaries has not participated in any reportable transactions under Treasury Regulations Section 1.6011-4(b) and its predecessors (including any applicable administrative authority) or its equivalent under any applicable foreign Law.

(f) All payments, by, to or among the Company and its Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority.

(g) Each of the Company and its Subsidiaries has maintained documentation (including any applicable transfer pricing studies) in connection with related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder or similar applicable foreign Law.

Section 3.13 Contracts.

(a) Contracts. Each of the following Contractual Obligations (each a “Material Company Contract”) to which the Company or any of its Subsidiaries is bound by or a party to is Enforceable against the Company or such Subsidiary in all material respects and, to the Company’s Knowledge, against each other party to such Contractual Obligation, and is in full force and effect in all material respects, and, subject to obtaining any necessary consents disclosed in the Company Disclosure Schedule, will continue to be so Enforceable and in full force and effect in all material respects on identical terms following the consummation of the Contemplated Transactions:

(i) any Lease required to be capitalized in accordance with GAAP or (ii) any other Lease or other Contractual Obligation relating to equipment providing for aggregate rental payments in excess of $100,000, under which any equipment is held or used by the Company or its Subsidiaries;

(ii) any Contractual Obligation, relating to the Lease or license of any asset, including Intellectual Property Rights (and including all customer license and maintenance agreements);

(iii) except pursuant to this Agreement, any Contractual Obligation relating to the acquisition or disposition of (i) any business of the Company or its Subsidiaries or any material portion thereof (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (ii) any Company or Subsidiary asset other than in the Ordinary Course of Business;

(iv) any Contractual Obligation concerning or consisting of a partnership, limited liability company or joint venture agreement;

(v) any performance bond, surety bond, indemnity agreement or other similar agreement;

(vi) any Contractual Obligation under which the Company or its Subsidiaries has advanced or loaned a material amount to any Person not reflected in the Company Balance Sheet;

(vii) any Contractual Obligation with any Governmental Authority (including any contract or arrangement); and

(viii) any Contractual Obligation entered into in the past three years involving any resolution or settlement of any actual or threatened Action with a value of greater than $75,000 or which imposes material continuing obligations on the Company.

(b) Breach, etc. None of the Company, its Subsidiaries, or, to the Company’s Knowledge, any other party to any Material Company Contracts is in material breach or violation of, or default under, or has repudiated any material provision of, any Material Company Contract.

Section 3.14 Employee Benefit Plans.

(a) The Company Disclosure Schedule lists all Employee Plans which the Company or its Subsidiaries sponsors or maintains, or to which the Company or its Subsidiaries contributes or is obligated to contribute, or under which the Company or its Subsidiaries has or may have any Liability, or which benefits any prospective, current or former employee, partner, director, advisor, consultant or independent contractor of the Company or its Subsidiaries or the beneficiaries or dependents of any such Person (including, for the avoidance of doubt, any Employee Plan that is sponsored or maintained by a professional employer organization providing employees to the Company or its Subsidiaries or the benefit of any such employees) (each a “Company Plan”). Each Company Plan has been maintained and administered in material compliance with applicable Law.

(b) All required contributions to, and premium payments on account of, each Company Plan have been made or accrued on a timely basis.

(c) There is no pending or, to the Company’s Knowledge, threatened Action relating to a Company Plan, other than routine claims in the Ordinary Course of Business for benefits provided for by the Company Plans. No Company Plan is or, within the last six years, has been the subject of an examination or audit by a Governmental Authority, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(d) Subject to applicable Law, each Company Plan and any related contracts may be amended or terminated without penalty other than the payment of benefits, fees or charges accrued or incurred through the date of termination.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with any other event, including by reason of a termination of employment or engagement following such transactions contemplated hereby) will result in the forgiveness of indebtedness or, the acceleration, creation or increase of any rights of any Person to benefits under any Company Plan or otherwise (including the acceleration of the accrual or vesting of any benefits under any such Company Plan or the acceleration or creation of any rights under any employment, severance, retention, parachute or change in control agreement or the right to receive any transaction bonus or other similar payment) or the obligation to take action to secure or fund any benefits payable under any Company Plan.

(f) Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1) and applicable regulations under similar applicable foreign Law) with respect to any service provider to any of the Company and its Subsidiaries either: (i) complies and has been operated in material compliance with the requirements of Code Section 409A and regulations promulgated thereunder, or similar applicable foreign Law, (ii) is exempt from compliance under the “grandfather” provisions of IRS Notice 2005-1 and applicable regulations, or similar applicable foreign Law, and has not been “materially modified” (within the meaning of IRS Notice 2005-1 and Treasury Regulations §1.409A-6(a)(4), or similar applicable foreign Law) subsequent to October 3, 2004; (iii) is otherwise exempt from coverage under Code Section 409A, or similar applicable foreign Law, by reason of being a short-term deferral; or (iv) is exempt from Code Section 409A by reason of being a “certain foreign plan” for one or more of the situations described in Treasury Regulations Section 1.409A-1(a)(3).

Section 3.15 Environmental Matters. (a) Each of the Company and its Subsidiaries is and has been, in compliance in all material respects with all Environmental Laws; (b to the Company’s Knowledge, there has been no release or threatened release of any material amount of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise operated or used by the Company or its Subsidiaries; (c) there have been no Hazardous Substances generated by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States or applicable foreign Governmental Authority; and (d) to the Company’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act of 1976, as amended (the “Resource Conservation and Recovery Act”), or similar applicable foreign Law, stored on, any site owned or operated by the Company or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Laws.

Section 3.16 Related Party Transactions. Except as disclosed in the Company SEC Documents, neither the Company, its Subsidiaries, or, to the Company’s Knowledge, any Family Member of any such Person who is an individual or any entity in which any such Person or any such Family Member thereof owns a material interest: (a) has any material interest in any material asset owned or leased by the Company or its Subsidiaries or used in connection with its business or (b) has engaged in any material transaction, arrangement or understanding with the Company or its Subsidiaries (other than payments made to, and other Compensation provided to, officers and directors (or equivalent) in the Ordinary Course of Business).

Section 3.17 Information Supplied.

None of the information included in the Registration Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information that was supplied by TSLC or its Subsidiaries.

Section 3.18 Company Board Approval. The Company Board, by resolutions duly adopted by a vote at a meeting of the directors of the Company, duly called and held and, not subsequently rescinded or modified in any way, and authorized to make such vote and decision under applicable Law, has: (i) determined that this Agreement and the Contemplated Transactions, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; and (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the Contemplated Transactions, upon the terms and subject to the conditions set forth herein. Under the Company’s Organizational Documents, as of the Completion Date, no further approval or meeting is required with respect to the Contemplated Transactions.

Section 3.19 Regulation S Matters.

(a) The Company has not offered or sold, and will not offer or sell, the Company Common Stock by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the Securities Act;

(b) The Company is a “reporting issuer,” as defined in Rule 902 under the Securities Act. With respect to the Company Common Stock issued pursuant to this Agreement, none of the Company, its Affiliates, or any person acting on its or any of their behalf has engaged in any directed selling efforts within the meaning of Regulation S; and each of the Company, its Affiliates and all persons acting on its or any of their behalf has complied with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

(c) Assuming the accuracy of the representations and warranties of TSLC set forth in Section 4.19 and Section 4.20 hereof and their compliance with their agreements set forth herein, it is not necessary in connection with the issuance of the Company Common Stock to TSLC pursuant to this Agreement to register the Securities under the Securities Act.

Section 3.20 Other Securities Matters.

(a) The Company hereby confirms that the TSLC Capital Stock is hereby for investment for the Company’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Company further represents that the Company does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the TSLC Capital Stock. The Company has not been formed for the specific purpose of acquiring the TSLC Capital Stock.

(b) The Company has had a reasonable opportunity to discuss TSLC’s business, management, financial affairs and the terms and conditions of the offering of the TSLC Capital Stock with TSLC’s management and has had an opportunity to review TSLC’s facilities. The foregoing, however, does not limit or modify the representations and warranties of TSLC in Article IV or the right of the Company to rely thereon.

(c) The Company’s principal place of business is identified in the address of the Company set forth in Section 7.07.

(d) The Company understands that no public market now exists for the shares of TSLC Capital Sock, and that TSLC has made no assurances that a public market will ever exist for the shares of TSLC Capital Sock.

(e) The Company understands that the shares of TSLC Capital Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company’s representations as expressed herein. The Company understands that the shares of TSLC Capital Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Company must hold the shares of TSLC Capital Stock indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company acknowledges that TSLC has no obligation to register or qualify the shares of TSLC Capital Stock for resale. The Company further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of TSLC Capital Stock, and on requirements relating to TSLC which are outside of the Company’s control, and which TSLC is under no obligation and may not be able to satisfy. The Company understands that this offering is not intended to be part of the public offering, and that the Company will not be able to rely on the protection of Section 11 of the Securities Act.

Section 3.21 No Other Representations and Warranties. NO OTHER REPRESENTATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III (AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE), NEITHER THE COMPANY, ANY SUBSIDIARIES OF THE COMPANY, ANY AFFILIATE OF THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY, ANY SUBSIDIARIES OF THE COMPANY, THE COMPANY COMMON STOCK, THE BUSINESS OF THE COMPANY AND ITS SUBSIDAIRIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, AND THE COMPANY HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER IMPLIED OR MADE BY THE COMPANY, ANY SUBSIDIARIES OF THE COMPANY, OR ANY OF THEIR RESPECTIVE OFFICERS, MANAGERS, DIRECTORS, STOCKHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III (AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE), THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES TO TSLC REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES.

Article IV
REPRESENTATIONS AND WARRANTIES OF TSLC

TSLC represents and warrants that, as of the Completion Date, except as disclosed in the data room maintained by TSLC at Dropbox.com on the date hereof, a copy of which is attached as Exhibit B (the “TSLC Disclosure Schedule”).

Section 4.01 Organization. TSLC and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. TSLC and each of its Subsidiaries are duly qualified to do business and in good standing in each jurisdiction in which such qualification or license is necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on TSLC or its Subsidiaries. The Organizational Documents of TSLC and each of its Subsidiaries are true, correct, and complete copies of such documents as in effect as of the date of this Agreement.

Section 4.02 Power and Authorization. TSLC has all requisite power and authority necessary for the execution, delivery and performance by it of this Agreement. TSLC has duly authorized by all necessary action on the part of the board of directors and, as of the Completion Date, no other corporate proceedings on the part of TLC are necessary to authorize the execution and delivery of this Agreement or to consummate the Contemplated Transactions. This Agreement (i) has been duly executed and delivered by TLC and (ii) is a legal, valid and binding obligation of TSLC in accordance with its terms.

Section 4.03 Authorization of Governmental Authorities. No action by (including any authorization by or consent or approval of), or in respect of, or filing with, any Governmental Authority is required by or on behalf of any of TSLC or its Subsidiaries in connection with (a) the valid and lawful authorization, execution, delivery and performance of this Agreement or (b) the consummation of the Contemplated Transactions.

Section 4.04 Noncontravention. None of the authorization, execution, delivery or performance by TSLC of this Agreement, nor the consummation of the Contemplated Transactions will, assuming the taking of each action by (including the obtaining of each necessary authorization, consent or approval), or in respect of, and the making of all necessary filings with, Governmental Authorities, (a) conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any Law applicable to any of TSLC or its Subsidiaries or (b) conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any authorization, consent, approval or notice to any Person, or require any offer to purchase or prepayment of any Debt or Liability under, or result in the creation of any Encumbrance upon or forfeiture of any of the rights, properties or assets of TSLC or its Subsidiaries under, any of the terms, conditions or provisions of (i) any Permit applicable to or otherwise affecting TSLC or its Subsidiaries, (ii) any Contractual Obligation, or (iii) the Organizational Documents of TSLC or its Subsidiaries, except in the case of clauses (a) and (b)(i) and (ii), any such conflict, breach, violation, default, termination, acceleration, requirement or result that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.05 Capitalization.

(a) The authorized capital stock of TSLC consists of: 16,370,852 common shares of TSLC Capital Stock. There are no other classes of TSLC Capital Stock or shares issued and outstanding. All of the outstanding shares of capital stock of TSLC are duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of TSLC owns any shares of TSLC Capital Stock.

(b) As of the date of this Agreement, an aggregate of 500,000 shares of TSLC Capital Stock were reserved for issuance for rights to TSLC Capital Stock, of which 480,000 have been issued, under the TSLC Plans. The TSLC Disclosure Schedule sets forth as of the date of this Agreement a list of each outstanding such right and: (A) the name of the holder of such right, (B) the number of shares of TSLC Common Stock subject to such right; (C) if applicable, the exercise price, purchase price, or similar pricing of such right; and (D) if applicable, the date on which such right expires. All shares of TSLC Common Stock subject to issuance under the Employee Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth above, TSLC does not have any outstanding options, warrants, phantom stock, phantom options, stock appreciation rights or other similar obligations which are outstanding.

Section 4.06 Financial Matters.

(a) The audited balance sheet of TSLC dated as of March 31, 2017 is hereinafter referred to as the “TSLC Balance Sheet.” Neither TSLC nor any of its Subsidiaries has any Debts or Liabilities, other than Debts or Liabilities that: (i) are reflected or reserved against in the TSLC Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the TSLC Balance Sheet in the Ordinary Course of Business; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on TSLC.

(b) Complete copies of TSLC’s audited financial statements consisting of the balance sheet of TSLC as at March 31, 2017 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended are included in the TSLC Disclosure Schedules. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. Such financial statements are based on the books and records of TSLC, and fairly present the financial condition of TSLC as of the respective dates they were prepared and the results of the operations of TSLC for the periods indicated. TSLC maintains a standard system of accounting established and administered in accordance with GAAP.

Section 4.07 Absence of Certain Developments. Since the date of the TSLC Balance Sheet, (i) no event, change, fact, condition or circumstance has occurred or arisen that has had, or would reasonably be expected to have, a Material Adverse Effect on TSLC or its Subsidiaries, (ii) the business of each of TSLC and its Subsidiaries has been conducted in all material respects in the Ordinary Course of Business and (iii) TSLC and each of its Subsidiaries has not taken any of the following actions:

(a) amend its Organizational Documents to effect any split, combination, reclassification or similar action with respect to its equity or preferred interests, including the TSLC Common Stock and the TSLC Preferred Stock, or rights thereto or adopt or carry out any plan of complete or partial liquidation or dissolution;

(b) (i) merge or consolidate with any Person; (ii) acquire any material assets, except for acquisitions of assets in the Ordinary Course of Business; or (iii) make any loan, advance or capital contribution to, acquire any equity interests in or rights thereto, or otherwise make any investment in, any Person (other than loans and advances to employees in the Ordinary Course of Business in an aggregate amount at any one time outstanding of not more than $50,000, and other than loans or advances to, or investments in, wholly-owned Subsidiaries of TSLC existing on the date of this Agreement that are made in the Ordinary Course of Business);

(c) permit any of its material assets to become subject to an Encumbrance (other than a Permitted Encumbrance) or sell, Lease, license or otherwise dispose of any of its material assets, other than sales of assets in the Ordinary Course of Business; or

(d) become a party to, or make any commitment to become a party to any joint venture, off balance sheet partnership, or any similar Contractual Obligation (including any Contractual Obligation relating to any transaction or relationship between or among TSLC or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand.

Section 4.08 Debt; Guarantees. The TSLC Disclosure Schedule sets forth all Debt and Liabilities of TSLC and each of its Subsidiaries. For each item of Debt, the TSLC Disclosure Schedule correctly sets forth the debtor, the Contractual Obligations governing the Debt, the principal amount of the Debt as the date of this Agreement, the creditor, the maturity date, and the collateral, if any, securing the Debt. Except as set forth in the TSLC Disclosure Schedule, no Person employed by or a director or officer of TSLC or its Subsidiaries has any Liability in respect of a Guarantee of any Debt or other Liability of any other Person.

Section 4.09 Litigation; Governmental Orders.

(a) Litigation. (i) There is no Action pending to which TSLC or any of its Subsidiaries is a party (either as plaintiff or defendant) or to which its assets are or may be subject, or to TSLC’s Knowledge, threatened, nor, to TSLC’s Knowledge, is there any basis for any of the foregoing, and (ii) there is no Action that TSLC or its Subsidiaries presently intends to initiate.

(b) Governmental Orders. No Governmental Order has been issued that is applicable to TSLC or its Subsidiaries. Each of TSLC and its Subsidiaries is in compliance with any and all Governmental Orders disclosed in the TSLC Disclosure Schedule, except where failure to do so would not have a Material Adverse Effect.

Section 4.10 Intellectual Property.

(a) TSLC IP. To TSLC’s Knowledge, except as disclosed in the TSLC Disclosure Schedule, each of TSLC and its Subsidiaries owns, or has a valid and enforceable license or legal right to use all TSLC’s Intellectual Property Rights without any conflict with, or infringement or misappropriation of, the Intellectual Property Rights of others.

(b) Infringement. To TSLC’s Knowledge, (i) the conduct of the business of each of TSLC and its Subsidiaries has not interfered with, infringed upon, diluted, misappropriated, or violated, and does not interfere with, infringe upon, dilute, misappropriate or violate, any Intellectual Property Rights of any Person, (ii) each of TSLC and its Subsidiaries has not received any charge, complaint, claim, demand, or notice alleging interference, infringement, dilution, misappropriation, or violation of the Intellectual Property Rights of any Person, and (iii) none of TSLC or any of its Subsidiaries has agreed to or has a Contractual Obligation to indemnify any Person for or against any interference, infringement, dilution, misappropriation, or violation with respect to any Intellectual Property Rights. To TSLC’s Knowledge, no Person has interfered with, infringed upon, diluted, misappropriated, or violated, and is not interfering with, infringing upon, diluting, misappropriating or violating, any TSLC Intellectual Property Rights, and TSLC has not sent any charge, complaint, claim, demand or notice alleging thereof to any Person.

(c) Privacy and Data Security. As required under applicable Law, each of TSLC’s and its Subsidiaries’ Data Handling of any Sensitive Data has been and is in compliance in all material respects with all applicable Privacy Requirements, except where the failure to do so such would not have a Material Adverse Effect. Each of TSLC and its Subsidiaries maintains commercially reasonable policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are designed to protect the security, confidentiality and integrity of Sensitive Data and that are in compliance with all applicable Privacy Requirements. To TSLC’s Knowledge, there have been no security breaches relating to, or violations of any security policy regarding, or any loss or unauthorized access or use of, any Sensitive Data handled by TSLC or its Subsidiaries.

Section 4.11 Legal Compliance; Illegal Payments; Permits.

(a) Illegal Payments, etc. Each of TSLC and its Subsidiaries and any of its Representatives on behalf of each of TSLC and its Subsidiaries, has not (i) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder TSLC or its Subsidiaries (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (ii) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(b) Permits. Each of TSLC and its Subsidiaries has been duly granted all material Permits necessary for the conduct of the business by it and the ownership use and operation of its assets. The TSLC Disclosure Schedule describes each material Permit affecting, or relating to, the assets or the business of TSLC and its Subsidiaries together with the Governmental Authority responsible for issuing such Permit. Except as disclosed in the TSLC Disclosure Schedule (i) the Permits required to be listed thereon are valid and in full force and effect, (ii) each of TSLC and its Subsidiaries is not, in any material respect, in breach or violation of, or default under, any such material Permit and (iii) to TSLC’s Knowledge, no fact, situation, circumstance, condition or other basis exists which, with notice or lapse of time or both, would constitute a material breach, violation or default under such Permit or give any Governmental Authority grounds to suspend, revoke or terminate any such Permit in any material manner. There has never been any Action, data call or disciplinary proceeding by or from any Governmental Authority against TSLC or any of its Subsidiaries or involving any Permit, and to TSLC’s Knowledge no such Action, data call or disciplinary proceeding is threatened.

(c) Anti-Corruption & International Risk.

(i) TSLC and its respective directors, officers, employees, agents, and Subsidiaries, are, and have been, in compliance with Anti-Corruption Laws and Global Trade Laws. None of TSLC and its Subsidiaries or any of their respective directors, officers, employees, agents, and Affiliates, has been the subject of any investigations, reviews, audits, or inquiries by a Governmental Authority related to Anti-Corruption Laws or Global Trade Laws, and no investigation, review, audit, or inquiry by any Governmental Authority with respect to Anti-Corruption Laws or Global Trade Laws is pending or threatened.

(ii) None of TSLC and its Subsidiaries and any of their respective directors, officers, employees, agents, and Affiliates, is or was a Sanctioned Party. TSLC and its respective directors, officers, employees, agents, and Affiliates, are not, and have not, directly or indirectly engaged in any business or dealings with, or used any corporate funds to contribute to or finance the activities of, any Sanctioned Party or any Person in any Restricted Country.

Section 4.12 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to each of TSLC and its Subsidiaries have been timely filed or properly extended in accordance with all Laws. All such Tax Returns were true, correct and complete in all material respects. All Taxes owed by or with respect to each of TSLC and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full in accordance with all Laws. No claim has ever been made by a Governmental Authority in a jurisdiction where TSLC or any of its Subsidiaries does not file Tax Returns that none of TSLC or its Subsidiaries is or may be subject to taxation by or required to file Tax Returns in that jurisdiction, and, to TSLC’s Knowledge, there is no basis for any such claim to be made. There are no Encumbrances with respect to Taxes upon TSLC or any Subsidiary asset other than Encumbrances for current Taxes not yet due and payable.

(b) Each of TSLC and its Subsidiaries has deducted, withheld and timely paid to the appropriate Governmental Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party, all forms W-2 and 1099 required with respect thereto have been properly completed and timely filed, or similar under applicable foreign Law, and each of TSLC and its Subsidiaries has complied in all material respects with all reporting and recordkeeping requirements, or any similar provision under applicable Law.

(c) There is no pending, or, to TSLC’s Knowledge, threatened, claim or other Action concerning any Tax Return or Tax Liability of or with respect to TSLC. Each of TSLC and its Subsidiaries has delivered to the other parties hereto accurate and complete copies of all Tax Returns filed by each of TSLC and its Subsidiaries since incorporation. There are no examination reports or statements of deficiencies filed or assessed against, or agreed to by TSLC. Neither TSLC nor any of its Subsidiaries has waived any statutes of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of TSLC or any of its Subsidiaries.

(e) Each of TSLC and its Subsidiaries has not participated in any reportable transactions under Treasury Regulations Section 1.6011-4(b) and its predecessors (including any applicable administrative authority) or its equivalent under any applicable foreign Law.

(f) All payments, by, to or among TSLC and its Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority. Each of TSLC and its Subsidiaries (i) has no permanent establishment nor has it been engaged in any trade or business in any country other than the country in which it is organized and (ii) has no investment in United States property as defined in Section 956 of the Code.

(g) Each of TSLC and its Subsidiaries has maintained documentation (including any applicable transfer pricing studies) in connection with related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder or similar applicable foreign Law.

Section 4.13 Contracts.

(a) Contracts. Each of the following Contractual Obligations (each a “Material TSLC Contract”) to which TSLC or any of its Subsidiaries is bound by or a party to is Enforceable against TSLC or such Subsidiary in all material respects and, to TSLC’s Knowledge, against each other party to such Contractual Obligation, and is in full force and effect in all material respects, and, subject to obtaining any necessary consents disclosed in the TSLC Disclosure Schedule, will continue to be so Enforceable and in full force and effect in all material respects on identical terms following the consummation of the Contemplated Transactions:

(i) any Lease required to be capitalized in accordance with GAAP or (ii) any other Lease or other Contractual Obligation relating to equipment providing for aggregate rental payments in excess of $100,000, under which any equipment is held or used by TSLC or its Subsidiaries;

(ii) any Contractual Obligation, relating to the Lease or license of any asset, including Intellectual Property Rights (and including all customer license and maintenance agreements);

(iii) except pursuant to this Agreement, any Contractual Obligation relating to the acquisition or disposition of (i) any business of TSLC or its Subsidiaries or any material portion thereof (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (ii) any TSLC or Subsidiary asset other than in the Ordinary Course of Business;

(iv) any Contractual Obligation concerning or consisting of a partnership, limited liability company or joint venture agreement;

(v) any performance bond, surety bond, indemnity agreement or other similar agreement;

(vi) any Contractual Obligation under which TSLC or its Subsidiaries has advanced or loaned a material amount to any Person not reflected in the TSLC Balance Sheet;

(vii) any Contractual Obligation with any Governmental Authority (including any contract or arrangement); and

(viii) any Contractual Obligation entered into in the past three years involving any resolution or settlement of any actual or threatened Action with a value of greater than $75,000 or which imposes material continuing obligations on TSLC.

(b) Breach, etc. None of TSLC, its Subsidiaries, or, to TSLC’s Knowledge, any other party to any Material TSLC Contracts is in material breach or violation of, or default under, or has repudiated any material provision of, any Material TSLC Contract.

Section 4.14 Employee Benefit Plans.

(a) The TSLC Disclosure Schedule lists all Employee Plans which TSLC or its Subsidiaries sponsors or maintains, or to which TSLCs or its Subsidiaries contributes or is obligated to contribute, or under which TSLC or its Subsidiaries has or may have any Liability, or which benefits any prospective, current or former employee, partner, director, advisor, consultant or independent contractor of TSLC or its Subsidiaries or the beneficiaries or dependents of any such Person (including, for the avoidance of doubt, any Employee Plan that is sponsored or maintained by a professional employer organization providing employees to TSLC or its Subsidiaries or the benefit of any such employees) (each a “TSLC Plan”). Each TSLC Plan has been maintained and administered in material compliance with applicable Law.

(b) All required contributions to, and premium payments on account of, each TSLC Plan have been made or accrued on a timely basis.

(c) There is no pending or, to TSLC’s Knowledge, threatened Action relating to a TSLC Plan, other than routine claims in the Ordinary Course of Business for benefits provided for by the TSLC Plans. No TSLC Plan is or, within the last six years, has been the subject of an examination or audit by a Governmental Authority, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(d) Subject to applicable Law, each TSLC Plan and any related contracts may be amended or terminated without penalty other than the payment of benefits, fees or charges accrued or incurred through the date of termination.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with any other event, including by reason of a termination of employment or engagement following such transactions contemplated hereby) will result in the forgiveness of indebtedness or, the acceleration, creation or increase of any rights of any Person to benefits under any TSLC Plan or otherwise (including the acceleration of the accrual or vesting of any benefits under any such TSLC Plan or the acceleration or creation of any rights under any employment, severance, retention, parachute or change in control agreement or the right to receive any transaction bonus or other similar payment) or the obligation to take action to secure or fund any benefits payable under any TSLC Plan.

(f) Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1) and applicable regulations, or similar applicable foreign Law) with respect to any service provider to any of TSLC and its Subsidiaries (i) complies and has been operated in material compliance with the requirements of Code Section 409A and regulations promulgated thereunder, (ii) is exempt from compliance under the “grandfather” provisions of IRS Notice 2005-1 and applicable regulations, or similar applicable foreign Law, and has not been “materially modified” (within the meaning of IRS Notice 2005-1 and Treasury Regulations §1.409A-6(a)(4), or similar applicable foreign Law) subsequent to October 3, 2004; (iii) is otherwise exempt from coverage under Code Section 409A, or similar applicable foreign Law, by reason of being a short-term deferral; or (iv) is exempt from Code Section 409A by reason of being a “certain foreign plan” for one or more of the situations described in Treasury Regulations Section 1.409A-1(a)(3).

Section 4.15 Environmental Matters. (a) Each of TSLC and its Subsidiaries is and has been, in compliance in all material respects with all Environmental Laws; (b) to TSLC’s Knowledge, there has been no release or threatened release of any material amount of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise operated or used by TSLC or its Subsidiaries; (c) there have been no Hazardous Substances generated by TSLC or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States, or applicable foreign Governmental Authority; and (d) to TSLC’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, or similar applicable foreign Law, stored on, any site owned or operated by TSLC or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Laws.

Section 4.16 Related Party Transactions. Neither TSLC, its Subsidiaries, or, to TSLC’s Knowledge, any Family Member of any such Person who is an individual or any entity in which any such Person or any such Family Member thereof owns a material interest: (a) has any material interest in any material asset owned or leased by TSLC or its Subsidiaries or used in connection with its business or (b) has engaged in any material transaction, arrangement or understanding with TSLC or its Subsidiaries (other than payments made to, and other Compensation provided to, officers and directors (or equivalent) in the Ordinary Course of Business).

Section 4.17 Information Supplied.

None of the information supplied or to be supplied by or on behalf of TSLC or its Subsidiaries for inclusion in any Registration Statement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 4.18 TSLC Board Approval. The board of directors of TSLC, by resolutions duly adopted by a vote at a meeting of the board of directors of TSLC, duly called and held and, not subsequently rescinded or modified in any way, and authorized to make such vote and decision under applicable Law, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Contribution, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of TSLC; and (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Contributions, upon the terms and subject to the conditions set forth herein. Under TSLC’s Organizational Documents, as of the Completion Date, no further approval or meeting is required with respect to the Contemplated Transactions.

Section 4.19 Regulation S Matters.

(a) TSLC is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act;

(b) TSLC is aware and acknowledges that the Company Common Stock issued pursuant to this Agreement has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(c) (x) TSLC understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Company Common Stock issued pursuant to this Agreement, in any jurisdiction where action for that purpose is required and (y) TSLC has complied and will comply with all applicable Law in each jurisdiction in which it acquires, offers, sells, or delivers the Company Common Stock issued pursuant to this Agreement;

(d) with respect to the Company Common Stock issued pursuant to this Agreement, TSLC agrees that (x) it has not offered or sold and will not offer or sell such Company Common Stock in the United States or to, or for the benefit or account of, a U.S. person (in each case, as defined in Regulation S) (A) as part of their distribution at any time and (B) otherwise until six months after the later of the commencement of the offering of such Company Common Stock pursuant hereto and the Completion Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act or pursuant to a Registration Statement declared effective under the Securities Act; (y) neither it nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Company Common Stock outside the United States; and (z) at or prior to confirmation of any sale of the Company Common Stock by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the six-month restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer, or person receiving a selling concession, fee, or other remuneration a confirmation or notice to substantially the following effect:

(e) The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six months after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in either case in accordance with Regulation S or Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act or pursuant to a Registration Statement declared effective under the Securities Act; and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.

Section 4.20 Other Securities Matters.

(a) TSLC hereby confirms that the Company Common Stock to be acquired by TSLC under this Agreement will be acquired for investment for TSLC’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that TSLC has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, TSLC further represents that TSLC does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Company Common Stock. TSLC has not been formed for the specific purpose of acquiring the Company Common Stock.

(b) TSLC has had a reasonable opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Company Common Stock with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III or the right of TLC to rely thereon.

(c) TSLC has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Company Common Stock, including (i) the legal requirements within its jurisdiction for receipt of the Company Common Stock issued to it pursuant to this Agreement, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other Permits that may need to be obtained, and (iv) the income Tax and other Tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Company Common Stock. TSLC’s receipt and continued beneficial ownership of the Company Common Stock issued pursuant to this Agreement will not violate any applicable securities or other laws of TSLC’s jurisdiction.

Section 4.21 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY TSLC IN THIS ARTICLE IV (AS MODIFIED BY THE TSLC DISCLOSURE SCHEDULE), NEITHER TSLC, ANY SUBSIDIARIES OF TSLC, ANY AFFILIATE OF TSLC NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO TSLC, ANY SUBSIDIARIES OF TSLC, THE TSLC CAPITAL STOCK, THE BUSINESS OF TSLC AND ITS SUBSIDAIRIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, AND TSLC HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER IMPLIED OR MADE BY TSLC, ANY SUBSIDIARIES OF TSLC, OR ANY OF THEIR RESPECTIVE OFFICERS, MANAGERS, DIRECTORS, STOCKHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY TSLC IN THIS ARTICLE IV (AS MODIFIED BY THE TSLC DISCLOSURE SCHEDULE). TSLC MAKES NO REPRESENTATIONS OR WARRANTIES TO THE COMPANY REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS OF TSLC AND ITS SUBSIDIARIES.

Article V
COVENANTS OF THE PARTIES

Section 5.01 Confidentiality.

The parties hereto acknowledge that they are each possessed of valuable Confidential Information, to which the parties hereto have had access as a result of their negotiation of this Agreement and the transactions contemplated hereby. Subject to Section 5.08, each party hereto therefore agrees that it shall not, other than as required by an applicable Law, disclose to any Person or use Confidential Information of the other parties. Each party hereto further agrees to furnish notice as soon as practicable to the other parties of any required disclosure of Confidential Information of the other parties sought pursuant to subpoena, court order or any other legal process or requirement in order to provide the other parties a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure. Nothing in this Agreement limits, restricts or in any other way affects any party’s communicating with any Governmental Authority, or communicating with any official or staff person of a Governmental Authority.

Section 5.02 Securities Covenants.

(a) The parties hereby agree to comply with all applicable Law with respect to their approval and execution of this Agreement, including, with respect to the Company, the filing of any necessary Form 8-K with the SEC.

(b) The parties hereto agree and understand that any securities issued in respect of the Company Common Stock and the TSLC Capital Stock may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”; or

Any legend required by Regulation S or the securities laws of any state or country to the extent such laws are applicable to the securities represented by the certificate, instrument, or book entry so legended.

Section 5.03 Company Spinoff of Beverages Business. The Company shall make its reasonable best efforts to, as soon as practicable after the Completion Date and in any case by no later than September 21, 2018, complete the spin-off of the business of iced tea and other beverages, including the sale or divestment of all business relating to beverage production, distribution, sale, advertising, and any related business, including such business as transacted as of the date hereof by Long Island Brand Beverages LLC and any other Affiliates of the Company (the “Spun off Business”). In the event any vote of the Company’s stockholders is necessary to effectuate the disposition of the Spun off Business (the “Spin Off”), TSLC hereby agrees to vote the Company shares it will receive hereunder (i) in favor of the Spin Off, and/or (ii) if requested by the Company against any agreement which would prevent the Spin Off. Additionally, until the earlier of (i) one year from the consummation of the Spin Off or (ii) the date on which the shares of the Spun off Business (the “SpinCo Shares”) become listed on a national securities exchange, in the event any vote of the stockholders of the Spun off Business is necessary to effectuate any corporate action, TSLC hereby agrees to vote the SpinCo Shares it directly or indirectly receives upon consummation of the Spin Off (i) in favor of any corporate action recommended by the then existing board of directors of the Spun off Business (each a “SpinCo Action”), including but not limited to, the election of directors and any extraordinary corporate transaction, including a merger, acquisition, sale, consolidation, reorganization or liquidation involving the Spun off Business and a third party, or any other proposal of a third party to acquire the Spun off Business and/or (ii) against any action or agreement which would impede, interfere with or prevent any SpinCo Action from being consummated.

Section 5.04 Rights to Develop Latin American Market. TSLC shall grant to the Company the rights to develop the business of CASHe in the Latin American market, subject to the parties entering into a mutually acceptable license agreement having terms customary for such agreements, including, without limitation, those relating to payment of license fees and royalties by the Company to TSLC.

Section 5.05 Registration and Stock Exchange Matters. The Company will use its reasonable best efforts to register the Company Common Stock issued pursuant to the Company Common Stock Issuances under the Securities Act for resale pursuant to an S-1, S-3 or other applicable registration statement (the “Registration Statement”) as soon as practicable and have it declared effective as soon as possible thereafter, (b) file any necessary notices with NASDAQ or OTC, as applicable, relating to the Company Common Stock Issuances as soon as reasonably possible to allow shares issued pursuant to the Company Common Stock Issuances to be traded on the NASDAQ or OTC, as applicable, and (c) to fully resolve, as soon as possible, all disputes or notices of non-compliance received by it from the NASDAQ, and will bear all Expenses of each of the foregoing, including, without limitation, fees and Expenses of TSLC’s attorneys.

Section 5.06 Notices of Certain Events. The Company and TSLC shall promptly notify each other of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions; (c) any Actions commenced, or to such party’s Knowledge, threatened, against the Company, or any of its Subsidiaries, or TSLC, or any of its Subsidiaries, that are related to the Contemplated Transactions.

Section 5.07 Expenses. Except as otherwise provided herein, each party hereto will pay its own Expenses; provided, however, that notwithstanding anything to the contrary herein, that the Company shall bear all Expenses incurred by TSLC arising out of the negotiation and drafting of this Agreement and those relating to the Registration Statement.

Section 5.08 Publicity. Any public announcement or disclosure (including any general announcement to employees, agents, producers, reinsurers, carrier partners, customers or suppliers) by any party with respect to the subject matter of this Agreement will require the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned); provided, that the provisions of this Section shall not prohibit any disclosure required by any applicable Laws (in which case the disclosing party will provide the other parties with the opportunity to review and comment in advance of such disclosure).

Section 5.09 Further Assurances. From and after the date hereof, upon the request of any party hereto, each of the parties hereto shall do, execute, acknowledge, deliver and file all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions.

Article VI
COMPLETION DELIVERABLES

Section 6.01 Completion Deliverables of the Company. At Completion, the Company shall deliver to TSLC:

(a) This Agreement signed by a duly approved representative of the Company;

(b) A signed, irrevocable instruction letter to the Company’s duly appointed transfer agent to immediately deliver to TSLC all certificates, if any, or evidence of book entry registrations, if any, of the Common Company Stock issued pursuant to the Initial Company Common Stock Issuance;

(c) A certificate duly signed by the chief executive officer or chief financial officer of the Company, certifying as to the following matters:

(i) The representations and warranties of the Company were true and correct in all respects (other than de minimis inaccuracies) when made and as of immediately prior to the Completion, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

(ii) No Governmental Authority having jurisdiction over the Company has enacted, issued, promulgated, enforced, or entered any Laws or Governmental Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Contemplated Transactions;

(iii) All consents, approvals and other authorizations of any Governmental Entity required to consummate the Company Common Stock Issuances have been obtained, free of any condition that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries;

(iv) The Company has performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Completion;

(v) Since the date of the Company Balance Sheet, there has been no Material Adverse Effect on the Company or its Subsidiaries or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries; and

(d) Any and all documents, agreements, filings, notices or other instruments required to be executed in accordance with applicable Law for the Company to effect the Contemplated Transactions.

Section 6.02 Completion Deliverables of TSLC. At Completion, TSLC shall deliver to the Company:

(a) This Agreement signed by a duly approved representative of TSLC;

(b) All certificates, if any, or evidence of book entry registrations, if any, of TSLC Capital Stock contributed to the Company pursuant to the Contribution;

(c) A certificate duly signed by the chief executive officer or chief financial officer of TSLC, certifying as to the following matters:

(i) The representations and warranties of TSLC were true and correct in all respects (other than de minimis inaccuracies) when made and as of immediately prior to the Completion, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

(ii) No Governmental Authority having jurisdiction over TSLC has enacted, issued, promulgated, enforced, or entered any Laws or Governmental Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Contribution;

(iii) All consents, approvals and other authorizations of any Governmental Entity and required to consummate the Contribution shall have been obtained, free of any condition that would reasonably be expected to have a Material Adverse Effect on the TSLC or its Subsidiaries.

(iv) TSLC has performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Completion; and

(v) Since the date of the TSLC Balance Sheet, there has been no Material Adverse Effect on TSLC or its Subsidiaries or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TSLC or its Subsidiaries; and

(d) Any and all documents, agreements, filings, notices or other instruments required to be executed in accordance with applicable Law for TSLC to effect the Contemplated Transactions.

Article VII
SURVIVAL, INDEMNIFICATION AND MISCELLANEOUS

Section 7.01 Survival and Indemnification. Except for the rights and obligations set forth in Article V, none of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Completion except Fundamental Representations which shall survive for a period of three years from the date of the Completion Date. Each of Company and TSLC shall indemnify and hold-harmless the other, its officers, directors, shareholders, stockholders, agents and employees from any loss, including attorneys’ fees, caused by any inaccuracy in any Fundamental Representation made by it, irrespective of whether or not such loss arises from a claim by a third party. This Section 7.01 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Completion.

Section 7.02 Amendment. This Agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties hereto.

Section 7.03 Extension; Waiver. TSLC, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 7.04 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 7.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts.

Section 7.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.06.

Section 7.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the seventh day after the date mailed, by registered air mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.07):

If to the Company, to:	Long Blockchain Corp. 12-1 Dubon Court Farmingdale, NY 11735 Telephone: (855) 542-2832 Attention: Shamyl Malik, Chief Executive Officer Email: shamyl.malik@longblockchain.com with a copy (which will not constitute notice to the Company) to:

Graubard Miller

The Chrysler Builder

405 Lexington Avenue, 11th Floor

New York, NY 10174

Telephone: +1 (212) 818-8800

Facsimile: +1 (212) 818-8801

Attention: Jeffrey Gallant, Esq.

Email: jgallant@graubard.com

If to TSLC, to:	TSLC Pte Ltd. 583 Orchard Road, #06-01 Forum, Singapore 238884 Facsimile: +65 6372 8777 Attention: Mr. Yogi Sadana Email: yogi.sadana@cashe.co.in

with a copy (which will not constitute notice to the Company) to:	Baker & Hostetler LLP 45 Rockefeller Plaza New York, NY 10111 United States of America Facsimile: +1 (212) 589-4201 Attention: Rajiv Khanna Email: rkhanna@bakerlaw.com or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 7.08 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Schedule, and the TSLC Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the TSLC Disclosure Schedule, and the Company Disclosure Schedule (other than an exception expressly set forth as such in the TSLC Disclosure Schedule or Company Disclosure Schedule), the statements in the body of this Agreement will control.

Section 7.09 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.12 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 7.13 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts in protected disc format (PDF), all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

IN WITNESS WHEREOF, each of the undersigned has executed this Contribution and Exchange Agreement as of the date first above written.

COMPANY:	LONG BLOCKCHAIN CORP.

	By:	/s/ Shamyl Malik
	Name:	Shamyl Malik
	Title:	Chief Executive Officer

TSLC:	TSLC PTE LTD.

	By:	/s/ V. Raman Kumar
	Name:	V. Raman Kumar
	Title:	Chairman